UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2022

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 Horizon Vue Drive Suite 400 Canonsburg, PA 15317-6506 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	-	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Former Chief Operating Officer

In connection with the previously announced departure of Mr. Chad Griffith, former Chief Operating Officer (“COO”) of CNX Resources Corporation (“CNX” or the “Company”), Mr. Griffith executed a letter agreement (the “Agreement”) with the Company on December 2, 2022 (which Agreement becomes effective following the expiration of the revocation period, which ends on December 9, 2022), pursuant to which the Company agreed to provide him the following (which was approved by the Company’s Compensation Committee): (i) a lump sum payment equal to $161,539, (ii) to vest the equivalent of $200,000 worth of unvested restricted stock units previously granted to Mr. Griffith under the Company’s Equity and Incentive Compensation Plan (as amended and restated, the “Plan”), (iii) to permit the option awards granted to Mr. Griffith under the Plan, to the extent vested on the Departure Date, to remain exercisable until the expiration of the applicable option term as set forth in the related option award agreement, (iv) to permit Mr. Griffith to retain, to the extent vested on the Departure Date, any restricted stock unit and performance share unit awards previously granted to Mr. Griffith, and (v) to subsidize the cost of health insurance coverage for Mr. Griffith through March 31, 2023. Mr. Griffith has agreed to release any claims against the Company and its affiliates, and the Agreement contains customary mutual non-disparagement provisions. In accordance with law, Mr. Griffith is entitled to revoke his acceptance of the Agreement within seven days after its execution. If Mr. Griffith revokes his acceptance, the Agreement will be of no further force or effect, and Mr. Griffith will not be entitled to the benefits described above.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which the Company will file with its next quarterly disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Alexander J. Reyes
Name:	Alexander J. Reyes
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 9, 2022